UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

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HIGHLANDS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code: (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Highlands Bankshares, Inc. (the “Company”) has previously announced that it was considering participating in the U.S. Treasury Department’s TARP Capital Purchase Program (“CPP”). Since that time, the Company began looking for alternative sources of capital due to its concerns with the potential for additional regulatory burdens associated with the CPP and the possibility that Congress could further change the terms of the transaction or impose additional burdens at any time.

The Company announced today that it entered into a $7,500,000 Loan Commitment with Community Bankers Bank (“CBB”), pursuant to which CBB agreed to extend to the Company a Revolving Line of Credit of up to $3,000,000 (“Loan A”) and a Closed-End Term Loan of up to $4,500,000 (“Loan B”) (collectively, the “Loans”). As a result, the Board of Directors of the Company determined that it was not in the best interests of the Company or its shareholders to participate in the CPP and declined the opportunity.

The Company advanced an initial $3,000,000 under the Loans on April 24, 2009 and may advance up to the maximum amount under the Loans in minimal increments of $500,000. Loan A shall accrue interest at the U.S. prime rate, subject to a floor of 5% and a ceiling of 9%. Loan B shall accrue interest at a rate of 6.75% for the initial five year term then adjusting to the prevailing market rate of interest at renewal. The Loans may be repaid in whole or in part at any time without penalty. Loan A will mature in three years and shall be renewed annually therafter at the request of the Company, provided that no conditions of default exist. Loan B will mature in five years and shall renew for an additional five year period at the request of the Company, provided that no conditions of default exist.

As collateral for the Loans, the Company pledged 100% of the authorized capital stock of its wholly-owned subsidiary, Highlands Union Bank. The Loan Commitment also contains certain covenants and conditions to which the Company agreed.

In addition, the Board of Directors of the Company determined last week that, beginning in 2009, it will consider paying dividends on a semi-annual basis, instead of its past practice of paying cash dividends on an annual basis. Under this new policy, the Board of Directors will consider paying cash dividends in the second and fourth calendar quarters.

The Company issued a press release regarding its decision not to participate in the CPP on April 27, 2009. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: April 27, 2009	By:	/s/ James R. Edmondson
James R. Edmondson
Vice President of Accounting

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 27, 2009.